Exhibit 4.1

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT, dated as of August 31, 2006, is between BNP Residential Properties, Inc., a Maryland corporation (the "Company"), and American Stock Transfer and Trust Company, as rights agent (the "Rights Agent"), and amends the Rights Agreement, dated as March 18, 1999, between the Company and the Rights Agent (the "Rights Agreement").

                                    RECITALS

     A. Concurrently herewith the Company is entering into that certain Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, BNP Residential Properties Limited Partnership, a Delaware limited partnership, Babcock & Brown Bravo Holdings, LLC, a Delaware limited partnership ("Buyer"), Babcock & Brown Bravo Acquisition Corp., a Maryland corporation, ("Buyer Acquisition Entity"), and Babcock & Brown Bravo Operating Partnership, a Delaware limited partnership ("Buyer Operating Partnership"), providing for the merger of the Company with and into Buyer Acquisition Entity (the "Merger").

     B. The willingness of each of Buyer Acquisition Entity, Buyer and Buyer Operating Partnership to enter into the Merger Agreement is conditioned on, among other things, the amendment of the Rights Agreement on the terms set forth herein.

     C. Section 27 of the Rights Agreement provides that, among other things, prior to the Distribution Date, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement as the Company may deem necessary or desirable without the approval of any holders of certificates representing common shares of the Company.

     D. As of the time immediately prior to this Amendment, no Person has become an Acquiring Person for purpose of the Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

                                   AGREEMENTS

     Section 1. Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:

     "Acquiror Entities" shall mean Buyer, Buyer Acquisition Entity and Buyer Operating Partnership.

     "Buyer"   shall   mean   Babcock   &   Brown   Bravo   Holdings,   LLC,   a
StateplaceDelaware limited partnership).

     "Buyer Acquisition Entity" shall mean Babcock & Brown Bravo Acquisition Corp., a placeStateMaryland corporation.


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     "Buyer  Operating  Partnership"  shall mean Babcock & Brown Bravo Operating
Partnership, a placeStateDelaware limited partnership.

     "Merger" shall mean the merger of the Company with and into Buyer Acquisition Entity as contemplated by the Merger Agreement.

     "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 31, 2006, by and among the Company, BNP Residential Properties Limited Partnership, Buyer, Buyer Acquisition Entity and Buyer Operating Partnership, providing for the Merger.

     "Voting Agreement" shall mean that certain Voting Agreement, dated as of August 31, 2006, as amended from time to time, by and among Buyer and signatories thereto.

     Section 2. Section 1(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

     "Notwithstanding anything to the contrary contained herein, neither of the Acquiror Entities shall be or become an "Acquiring Person" (and no Shares Acquisition Date shall occur) as a result of (i) the execution of the Merger Agreement (or any amendments thereto in accordance with the terms thereof), (ii) the execution of the Voting Agreement (or any amendments thereto in accordance with the terms thereof), (iii) the consummation of the transactions contemplated by the Merger Agreement (including, without limitation, the Merger); or (iv) the announcement of the Merger or any of the foregoing (each of (i) through (iv) a "Merger Event")."

     Section 3. Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

     "Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur as a result of a Merger Event."

     Section 4. Section 7 of the Rights Agreement is hereby amended by adding to the end thereof the following:

     "(e) Notwithstanding anything to the contrary contained herein, this Agreement and the Rights shall terminate, without any action by any party hereto, effective upon the Merger Effective Time (as defined in the Merger Agreement)."

     Section 5. Section 11 of the Rights Agreement is hereby amended by adding to the end thereof the following:

     "(o) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11 will not apply to or be triggered by a Merger Event."

     Section 6. Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:


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     "Notwithstanding  anything to the contrary  contained herein, the provision of this Section 13 will not apply to or be triggered by a Merger Event."

     Section 7. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Amendment.

     Section 8. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment No. 2.

     Section 9. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     Section 10. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 11. The Company and the Rights Agent hereby acknowledge and agree that the Rights Agent (as defined herein) is the "Rights Agent" (as defined in the Agreement) under the Agreement.



                            [signature page follows]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed, all as of the day and year first above written.

                                     BNP RESIDENTIAL PROPERTIES, INC.


                                     By:    /s/ Eric S. Rohm
                                        --------------------------------------
                                          Name:    Eric S. Rohm
                                          Title:   Vice President and
                                                   General Counsel



                                     AMERICAN STOCK TRANSFER AND TRUST COMPANY


                                     By:    /s/ Herbert J. Lemmer
                                        --------------------------------------
                                          Name:    Herbert J. Lemmer
                                          Title:   Vice President



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